LEASE SURRENDER AGREEMENT

         THIS AGREEMENT is executed as of the 18th day of July 2000 by and between ProLogis Limited Partnership-I, a Delaware Limited Partnership
("Landlord") and Human Pheromone Sciences, Inc., a California Corporation ("Tenant").

RECITALS:

         WHEREAS, Landlord and Tenant executed that certain Lease Agreement ("Lease") dated September 25, 1995 and extended on September 24, 1998 whereby Landlord leased the premises located at 4034 Clipper Court, Fremont, CA ("Leased Premises") described therein to Tenant.

         WHEREAS, Tenant desires to terminate the Lease in order to be relieved of all liability for future rentals thereunder, and Landlord has agreed to terminate the Lease and release Tenant in accordance with the terms hereof.

AGREEMENT:

         1. The parties hereto hereby acknowledge, confirm and agree that the foregoing recitals are true.

         2. Effective as of July 18, 2000 ("Termination Date"), the Tenant hereby surrenders the Lease and the Leased Premises demised by the Lease, and all rights thereunder, with the intent that the unexpired residue of the term of the Lease and any renewals shall be merged and extinguished in the reversion to the Landlord; and the Tenant hereby releases, as of the Termination Date, all of its rights, title and interest in, and in respect of, the Lease and the Leased Premises. Tenant covenants, agrees and represents that it shall have no further right to possession of the Leased Premises from and after the Termination Date.

         3. The Tenant covenants and agrees that it has good right, full power and authority to assign and surrender the Lease and the Leased Premises in the manner aforesaid, and that, as of the Termination Date, it had not and, as of the date hereof, it has not executed any other instruments, deeds, or other documents pursuant to which the Lease and the unexpired residue of the term thereof, including any renewals, shall in any way be charged, encumbered, transferred, or assigned.

         4. The effect of this agreement is that the Termination Date is the expiration of the Lease Term, and the parties shall remain obligated under the Lease for any obligations that survive the expiration of the Lease Term as provided therein.

         5. As of the Termination Date, the Tenant confirms and represents that it does not have any claims against the Landlord in respect of any default or obligation of the Landlord pursuant to the terms of the Lease or otherwise, that the Landlord does not hold any deposits of any nature against which the Tenant has a claim now or against which the Tenant may have a claim in the future, and that the Tenant has not permitted any mechanics' lien to be attached to its interest in the Leased Premises.

         6. Landlord now holds a security deposit and will return same minus the cost for any repairs as noted on the move out walkthrough. Tenant is also responsible for paying the reconciled estimated triple net monthly expenses per the Lease Agreement through July 18, 2000 (the "Termination Date").

         7. This Agreement shall be binding upon and enure to the benefit of Landlord and Tenant and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

                              LANDLORD:

                              ProLogis Limited Partnership-I, a Delaware Limited Partnership

                              By: ProLogis Trust its General Partner

                              By: /s/  Ned K. Anderson
                                 -----------------------------------------------
                              Name:    Ned K. Anderson
                              Title:   Managing Director

                              TENANT:

                              Human Pheromone Sciences, Inc., a California Corporation

                              By: /s/  William P. Horgan
                                  ----------------------------------------------
                              Name:    William P. Horgan
                              Title:   Chairman, CEO